Exhibit 10.6

FIRST AMENDMENT TO CONFIDENTIAL LICENSE AGREEMENT FOR NINTENDO DS

THIS FIRST AMENDMENT (“First Amendment”) amends that certain Confidential License Agreement for Nintendo DS effective October 11, 2004 between Nintendo of America Inc. (“Nintendo”) and Activision Publishing, Inc. (“Licensee”) (“Agreement”).

RECITALS

WHEREAS, Nintendo and Licensee entered into the Agreement;

WHEREAS, the Agreement currently expires on October 10, 2007 and the parties now desire to extend the Term (as such term is defined in the Agreement) of the Agreement as set forth below.

AMENDMENT

NOW, THEREFORE, the parties agree as follows:

1.                                       The definition of “Term” as set forth in Section 2.20 of the Agreement is hereby deleted in its entirety and replaced with the following:

                 “‘Term’ means five (5) years from the Effective Date.”

2.                                       The Term of the Agreement is extended for an additional two (2) years.  The Term of the Agreement shall now expire on October 10, 2009.

3.                                       All other terms and conditions of the Agreement shall remain in full force and effect.  This First Amendment may be signed in counterparts, which together shall constitute one original First Amendment.

                                                Signatures provided by facsimile shall be the equivalent of originals.

This First Amendment shall be effective as of July 16, 2007.

IN WITNESS WHEREOF, the parties have entered into this First Amendment.

NINTENDO:		LICENSEE:

Nintendo of America Inc.		Activision Publishing, Inc.

By:	/s/ James R. Cannataro	By:	/s/ Greg Deutsch

Name:	James R. Cannataro	Name:	Greg Deutsch

Its:	EVP, Administration	Its:	Vice President, Business and Legal Affairs